U N I T E D   S T A T E S

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported)	January 20, 2012

BANK OF HAWAII CORPORATION

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(Exact name of registrant as specified in its charter)

Delaware

1-6887

99-0148992

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(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
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(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number,
including area code)	(888) 643-3888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.       Entry into a Material Definitive Agreement.

On January 20, 2012, Bank of Hawaii Corporation (the “Company”) and Bank of Hawaii (the “Bank”) entered into an agreement with Kent T. Lucien (the “Amendment to Retention Agreement”) in connection with his employment with the Company and Bank as Vice Chairman and Chief Financial Officer, extending the date and terms of his employment as set forth in that certain Retention Agreement entered into with Mr. Lucien on June 30, 2010, from January 31, 2013 to January 31, 2014.  A copy of the Amendment to Retention Agreement is attached as Exhibit 10.1 and incorporated herein by reference.

Item 2.02.                             Results of Operations and Financial Condition.

On January 23, 2012, Bank of Hawaii Corporation announced its results of operations for the quarter ended December 31, 2011.  The public announcement was made by means of a press release, the text of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02(e).   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2012, the Human Resources and Compensation Committee of the Board of Directors of the Company (the “Committee”) granted the following restricted stock awards under the 2004 Stock and Incentive Compensation Plan (the “Plan”) to Peter S. Ho, Chairman, CEO and President, Peter M. Biggs, Vice Chairman and Chief Retail Officer, Kent T. Lucien, Vice Chairman and Chief Financial Officer, Mark A. Rossi, Vice Chairman, General Counsel and Corporate Secretary, and Mary E. Sellers, Vice Chairman and Chief Risk Officer:

GRANTEE	NUMBER OF SHARES
Peter S. Ho	31,120
Peter M. Biggs	11,120
Kent T. Lucien	11,120
Mark A. Rossi	11,120
Mary E. Sellers	11,120

The referenced restricted stock awards were made pursuant to individual Restricted Stock Grant Agreements, which provide for the restricted stock to vest in one-third blocks on February 28, 2013, December 31, 2013 and December 31, 2014, provided that certain conditions of employment and Company performance objectives relating to the Company’s Return on Assets, Return on Equity or Stock Price to Book Ratio, as compared to designated Peer Group performance, are achieved and certified by the Committee. Vesting is accelerated upon a change of control of the Company or upon the holder’s death or termination of employment with the Company due to disability.  A copy of the form 2012 Restricted Stock Grant Agreement referenced above is attached hereto as Exhibit 10.2 and incorporated herein by reference.

On January 20, 2012, the Committee approved a compensation program (the “Program”) for certain executives providing for a conversion of an identified percentage of their 2011 base salary to restricted shares in the Company.  The restricted share grants shall be dated January 20, 2012, with the share price to be determined as of the close of the trading day on January 20, 2012.  Adoption of the Program results in a conversion of 2012 base salary for Peter S. Ho, Chairman, CEO and President in the amount of $75,000, Peter M. Biggs, Vice Chairman and Chief Retail Officer in the amount of $11,500, Kent T. Lucien, Vice Chairman and Chief Financial Officer in the amount of $42,500, Mark a. Rossi, Vice Chairman, General Counsel and Corporate Secretary in the amount of $39,000, and Mary E. Sellers, Vice Chairman and Chief Risk Officer in the amount of $34,000.  The restricted shares awarded to Peter S. Ho, Peter M. Biggs, Mark A. Rossi, and Mary E. Sellers shall vest annually and equally over a 5 year period commencing on January 31, 2013 and ending on January 31, 2017.  The restricted shares awarded to Kent T. Lucien shall vest 20% on January 31, 2013 and 80% on January 31, 2014.  Vesting is accelerated upon a change of control of the Company or upon the holder’s death or termination of employment with the Company due to disability.  A copy of the form 2012 Restricted Stock In Lieu of Base Salary Grant Agreement referenced above is attached as Exhibit 10.3 and incorporated herein by reference.

On January 20, 2012, the Committee approved potential total maximum stock option grants available under the Company Share Appreciation Replacement Program for 2012 of 23,333 shares for Peter S. Ho, Chairman, President and CEO and 15,000 shares each for Peter M. Biggs, Vice Chairman and  Chief Retail Officer,  Kent T. Lucien, Vice Chairman and Chief Financial Officer, Mark A. Rossi, Vice Chairman, General Counsel and Corporate Secretary, and  Mary E. Sellers, Vice Chairman and Chief Risk Officer.  The actual number of stock option grants to be awarded for 2012 will be based on achieving certain conditions of employment and Company performance objectives relating to the Company’s Return on Assets, Return on Equity or Stock Price to Book Ratio, as compared to designated Peer Group performance.  A copy of the form 2012 Nonqualified Stock Option Agreement referenced above is attached as Exhibit 10.4 and incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

(d)                              Exhibits

Exhibit No.

10.1                    Amendment to Retention Agreement with Kent T. Lucien

10.2                    2012 Restricted Stock Grant Agreement

10.3                    2012 Restricted Stock In Lieu Of Base Salary Grant Agreement

10.4                    2012 Nonqualified Stock Option Agreement

99.1                    January 23, 2012 Press Release: Bank of Hawaii Corporation 2011 Financial Results.  Any internet addresses provided in this release are for informational purposes only and are not intended to be hyperlinks.  Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 23, 2012

BANK OF HAWAII CORPORATION

By	/s/ MARK A. ROSSI
Mark A. Rossi
Vice Chairman and Corporate Secretary